Exhibit 99.1

Pansoft Company Limited Announces Annual Meeting of Stockholders On Live Streaming Audio

Pansoft Company Limited (Nasdaq: PSOF), a leading ERP software solutions and services provider for the oil and gas industry in China today announced that its annual meeting of stockholders will be held at 9:00 a.m., EST, on Monday, July 20, 2009 via the internet. Stockholders and investors can access the virtual meeting by logging on at www.pansoft.com.

The Annual Meeting is held for the following purposes:

1. To elect one new director.

2. To approve and ratify (i) the Company’s 2008 Stock Incentive Plan and (ii) certain outstanding options to purchase an aggregate of 367,000 shares of Common Stock, previously granted under the 2008 Stock Plan.

3. To ratify the appointment of AGCA, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

4. To transact other business as may properly come before the Annual Meeting.

The Board of Directors has set the close of business on June 25th, 2009, as the record date for the stockholders to be entitled to participate in and vote at the annual meeting.  Notice of annual meeting and related information statement and proxy materials are being distributed to the Company’s stockholders on or about July 6, 2009.

Forward-Looking Statements
This press release contains forward-looking statements concerning Pansoft Company Limited, which include but are not limited to, statements regarding Pansoft’s development strategies and business growth. The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology or product techniques, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. Pansoft Company Limited undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

About Pansoft Company Limited
Pansoft is a leading enterprise resource planning ("ERP") software and professional services provider for the oil and gas industry in China. Its ERP software offers comprehensive solutions in various business operations including accounting, order processing, delivery, invoicing, inventory control and customer relationship management.

Contact:

Pansoft Company Limited
Allen Zhang, +86-531-8887-1159
allen.zhang@pansoft.com
or
Great Wall Research LLC
Sheena Shen, +1-203-252-7266
sshen@greatwallresearch.com